EXHIBIT 10.44

Summary of Individual Guaranty Contract of Maximum Amount ("Guaranty Contract 9") Signed by Mr.Xiangqian Li as Guarantor with Commercial Bank on April 20th, 2005 to secure the Indebtedness of the Company towards Commercial Bank under Comprehensive Agreement 3.

     o    Contract   NO:   Shen   Shang   Yin    (Shuibei)    Shouxin    Gebaozi
          (2005)No.A110020500006;

     o Guaranty Period: from the signing date of Comprehensive Agreement 3 to the expiry date of two years commencing from maturity of the last matured loan borrowed under Comprehensive Agreement 3;

     o    Items secured  include loan  principal and related  interest,  penalty
          interest,   breach  of  contract   compensation   and  expenses  under
          Comprehensive Agreement 3;

     o    Maximum  amount  secured  for  loan  principal   under   Comprehensive
          Agreement 3 is RMB 50 Million Yuan;

     o    Other Terms

               The guarantor shall take joint and several responsibilities for the Company's indebtedness towards the Commercial Bank under Comprehensive Agreement 3;

               Amendment or changes made to Comprehensive Agreement 3 (except for increase of credit amount) does not need to be approved by the guarantor and the Guaranty Contract shall remain to be effective and binding upon the guarantor;

               Guaranty Contract 9 is irrevocable and independently effective.